Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law 5 Park Plaza, Suite 1400 Irvine, CA 92614-2545 949.622.2700 telephone troutmansanders.com

September 21, 2012

Pacific Ethanol, Inc.

400 Capital Mall, Suite 2060

Sacramento, California 95814

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale by the Company of up to 27,500,000 units (the “Firm Units”), and, pursuant to the exercise by the Underwriter (as defined below) of their over-allotment purchase right, up to 4,125,000 additional units (the “Over-Allotment Units, and, together with the Firm Units, the “Units”), with each Unit consisting of (i) one share of common stock of the Company, par value $0.001 per share (the “Common Stock”) (such shares of Common Stock constituting a part of the Units, collectively, the “Shares”) and (ii) one warrant to purchase one share of Common Stock (such warrant constituting a part of the Units, collectively, the “Warrants”) pursuant to an Underwriting Agreement, dated as of September 21, 2012 (the “Underwriting Agreement”), by and between the Company and Lazard Capital Markets LLC (the “Underwriter”) as described in the Company’s Registration Statement on Form S-3 (File No. 333-180731) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended and supplemented through and including the date hereof, including by the preliminary prospectus (the “Prospectus”) dated September 20, 2012 and the free writing prospectus dated September 21, 2012, the “Registration Statement”). The shares of Common Stock to be issued by the Company upon exercise of the Warrants are hereinafter referred to collectively as the “Warrant Shares”. The Shares, the Warrants and the Warrant Shares are hereinafter referred to collectively as the “Securities”.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have considered necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination, we have assumed (i) the genuineness of all

September 21, 2012

signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. In addition, with your consent, we have assumed that choice of law provisions are legally enforceable.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.      The Shares have been duly authorized by the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Underwriting Agreement, including payment in full to the Company of all consideration required therefor, and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

2.      The Warrants have been duly authorized by the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Underwriting Agreement, including payment in full to the Company of all consideration required therefor, and as described in the Registration Statement, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.      The Warrant Shares have been duly authorized by the Company and, when and to the extent issued in accordance with the terms of, and in the manner contemplated by, the Underwriting Agreement and the Warrants, including the due and proper exercise of the Warrants and payment in full to the Company of the exercise price for the Warrant Shares as required thereunder, and as described in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair

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September 21, 2012

dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the General Corporation Law of the State of Delaware and, with respect to our opinions relating to the enforceability of the Warrants, the laws of the State of New York, in each case as in effect on the date hereof.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated September 21, 2012, the incorporation of this opinion by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP

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